WS5909



                               CODE OF ETHICS FOR

                            THE 59 WALL STREET TRUST
                          THE 59 WALL STREET FUND, INC.
                           U.S. MONEY MARKET PORTFOLIO
                              U.S. EQUITY PORTFOLIO
                         INTERNATIONAL EQUITY PORTFOLIO
                            EUROPEAN EQUITY PORTFOLIO
                         PACIFIC BASIN EQUITY PORTFOLIO
                     INFLATION-INDEXED SECURITIES PORTFOLIO
                        HIGH YIELD FIXED INCOME PORTFOLIO
                       BROAD MARKET FIXED INCOME PORTFOLIO
                             GLOBAL EQUITY PORTFOLIO
   (each an "Investment Company" and collectively, the "Investment Companies")


                     Amended and Restated as of May 9, 2000

         Each Investment Company has determined to adopt this Code of Ethics (the "Code") as of May 9, 2000, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(c)(1) under the Investment Company Act of 1940 (the "1940 Act").

         The investment adviser to each Investment Company is Brown Brothers Harriman & Co., which is primarily engaged in a business or businesses other than advising registered investment companies and other advisory clients. Brown Brothers Harriman & Co. has adopted a code of ethics which is substantially in conformity with Rule 17j-l under the 1940 Act and which has been approved by the Board of Directors/Trustees of each Investment Company. Pursuant to that code of ethics, each Partner and employee of Brown Brothers Harriman & Co. must obtain preclearance for each personal purchase or sale of a Covered Security (as defined below) and is prohibited from purchasing a security in an Initial Public Offering or a Limited Offering (as defined below).

         The underwriter of each Investment Company is 59 Wall Street Distributors, Inc. ("59 Wall Street Distributors"). 59 Wall Street Distributors has adopted a code of ethics which is substantially in conformity with Rule
17j-l under the 1940 Act and which has been approved by the Board of Directors/Trustees of each Investment Company. Pursuant to its code of ethics, each officer and employee of 59 Wall Street Distributors is required to report each personal purchase or sale of a Covered Security (as defined below) no less frequently than quarterly. No officer or employee of 59 Wall Street Distributors has functions or duties in the ordinary course of his or her business which relate to the making of any recommendation to an Investment Company regarding the purchase or sale of Covered Securities (as defined below).

I.       DEFINITIONS

         A. An "Access Person" means with respect to each Investment Company:

(i) Any Director/Trustee, officer or Advisory Person (as defined below) of the Investment Company, or

(ii) Any director or officer of 59 Wall Street Distributors who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Investment Company, or

(iii) Any Partner, officer or Advisory Person of Brown Brothers Harriman & Co., who, with respect to the Investment Company, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made to the Investment Company or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by Brown Brothers Harriman & Co. to the Investment Company.

         B. An "Advisory Person" of an Investment Company or Brown Brothers Harriman & Co. means:

(i) Any employee of the Investment Company or Brown Brothers Harriman & Co. who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Investment Company, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

(ii) Any natural person in a control relationship to the Investment Company or Brown Brothers Harriman & Co. who obtains information concerning recommendations made to the Investment Company with regard to the purchase or sale of Covered Securities by the Investment Company.


         C. "Investment Personnel" of an Investment Company or of Brown Brothers Harriman & Co. means:

(i) Any employee of the Investment Company or Brown Brothers Harriman & Co. who, in connection with his of her regular functions of duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Investment Company, or

(ii) Any natural person who controls the Investment Company or Brown Brothers Harriman & Co. and who obtains information concerning recommendations made to the Investment Company regarding the purchase or sale of securities by the Investment Company.

         D. "Access Persons", "Advisory Persons" and "Investment Personnel" shall not, unless otherwise provided, include any individual who is subject either to the code of ethics of Brown Brothers
               Harriman & Co. or to the code of ethics of 59 Wall Street Distributors.

         E. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act").

         F.    "Control" shall have the same meaning as set forth in Section
                -------
                2(a)(9) of the 1940 Act.


G.         "Covered Security" means a security as defined in Section 2(a)(36)
            ----------------
           of the 1940 Act, except that it does not include:

(i)                     Direct  obligations  of the  Government  of  the  United
                        States;

(ii)                    Bankers'  acceptances,  bank  certificates  of  deposit,
                        commercial  paper  and  high  quality   short-term  debt
                        instruments, including repurchase agreements; and

(iii) Shares issued by open-end investment companies.

H. A "Covered Security Held or to be Acquired by an Investment Company" means:

(i)          Any Covered Security which, within the most recent 15 days:

(A)                     Is or has been held by the Investment Company; or

                         (B) Is being or has been considered by the Investment Company or Brown Brothers Harriman & Co. for purchase by the Investment Company; and

               (ii)      Any  option  to  purchase  or  sell,  and any  security
                         convertible   into  or  exchangeable   for,  a  Covered
                         Security described in (i) of this section.

         I. "Disinterested Directors/Trustee" means a Director/Trustee who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act. Affiliates of brokers or dealers are "interested persons", except as provided in Rule 2(a)(19)(1) under the 1940 Act.

J. "Holdings Reports" are reports filed by Access Persons and contain the following information:

(i) The title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership; and

(ii)                   The name of any  broker,  dealer  or bank  with  whom the
                       Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(iii) The date the report is submitted by the Access Person.

         K. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

         L. A "Limited Offering" means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

         M. The "Preclearance Officer" is the person designated by each Investment Company's Board of Directors/Trustees to provide preclearance of any investment in Initial Public Offerings or Limited Offerings by Investment Personnel as required by this Code. In the absence of any such designation, the Preclearance Officer shall be Richard J. Stork.

         N. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         O. The "Review Officer" is the person designated by the Board of Directors/Trustees of each Investment Company to monitor the overall compliance with this Code. Included in the duties of the Review Officer are the review of all initial and annual Holdings Reports and quarterly transaction reports and/or duplicate confirmations and statements and the maintenance of the list of Access Persons. In the absence of any such designation the Review Officer of each Investment Company shall be the Treasurer or any Assistant Treasurer or Molly S. Mugler.

II.      STATEMENT OF GENERAL PRINCIPLES

                     The following general fiduciary principles shall govern the personal investment activities of all Access Persons, including those individuals who would be "Access Persons" but for the provisions of Section I, paragraph D above.

               Each Access Person shall:

         A. At all times place the interests of each Investment Company before his or her personal interests;

         B. Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

         C. Not take any inappropriate advantage of his or her position with or on behalf of an Investment Company.

    It is unlawful for any affiliated person of an Investment Company, or any affiliated person of Brown Brothers Harriman & Co. or 59 Wall Street Distributors, in connection with the purchase or sale, directly or indirectly, by the person of a Covered Security Held or to be Acquired by the Investment Company: (1) To employ any device, scheme or artifice to defraud the Investment Company; (2) To make any untrue statement of a material fact to the Investment Company or omit to state a material fact necessary in order to make the statements made to the Investment Company, in light of the circumstances under which they are made, not misleading; (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Investment Company; or (4) To engage in any manipulative practice with respect to the Investment Company.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES - INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS

           With regard to Initial Public Offerings and Limited Offerings, Investment Personnel shall obtain express prior written approval from the Preclearance Officer for any direct or indirect acquisition of securities in an Initial Public Offering or a Limited Offering.


IV.      COMPLIANCE PROCEDURES

         A.    Reporting

               (i)   Quarterly Transaction Reports

(A) Coverage of Quarterly Transaction Reports: Each Access Person (other than Disinterested Directors/Trustees) shall file with the Review Officer confidential quarterly reports containing the information required in section (B), below, with respect to all --- transactions during the preceding quarter in any Covered Securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

(B) Filings of Quarterly Transaction Reports: Every report shall be made no later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           1. The date of the transaction, the title the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                           2.       The   nature  of  the   transaction   (i.e.,
                                    purchase,   sale  or  any   other   type  of
                                    acquisition or disposition);

                          3. The price of the Covered Security at which the transaction was effected;

                          4.        The name of the broker,  dealer or bank with
                                    or   through   whom  the   transaction   was
                                    effected; and

                          5. The date that the report is submitted by the Access Person.

                          6. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the name of the broker, dealer or bank with whom the Access Person established the account, the date the account was established and the date the report is submitted by the Access Person.

                          7. An Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Investment Companies, Brown Brothers Harriman & Co. or 59 Wall Street
                                    Distributors  with  respect  to  the  Access
                                    Person in the time  period  required  if all
                                    the information required is contained in the
                                    broker   trade   confirmations   or  account
                                    statements   or  in  the   records   of  the
                                    Investment    Companies,    Brown   Brothers
                                    Harriman   &   Co.   or   59   Wall   Street
                                    Distributors.

                 (ii) Initial Holdings Report. Each person who becomes an Access
                      Person on or after March 1, 2000 (other than Disinterested Directors/Trustees) shall file an initial Holdings Report with the Review Officer within 10 days after the person becomes an Access Person.

                (iii) Annual  Holdings  Reports.  Each Access Person (other than
                      Disinterested Directors/Trustees), unless otherwise exempted, shall file an annual Holdings Report with the Review Officer by the later of September 1st of each year or such earlier date designated by the Review Officer which contains information that is current as of a date no more than 30 days before the report is submitted.

                (iv) Exceptions from Reporting Requirements. No person shall be required to report transactions effected for, and Covered Securities held in, any account over which such person has no direct or indirect influence or control.

         B.    Review

               The Review Officer shall be responsible for reviewing transactions. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

         V.    REQUIREMENTS FOR DISINTERESTED DIRECTORS/TRUSTEES

         A. Every Disinterested Director/Trustee shall file with the Review Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required in Section IV., above, with respect to transactions in any Covered Securities in which such person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, if such Director/Trustee, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as Director/Trustee, that during the fifteen day period immediately preceding or after the transaction by the Director/Trustee such Covered Security was held or to be acquired by an Investment Company.

               All Disinterested Directors/Trustees shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

         B. Notwithstanding the preceding section, any Disinterested Director/Trustee may, at his or her option, report the information described in section IV., above, with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by each Investment Company in such securities.

VI.      REVIEW BY THE BOARD OF DIRECTORS/TRUSTEES

         At least annually, each Investment Company, Brown Brothers Harriman & Co. and 59 Wall Street Distributors shall provide a report in writing to that Investment Company's Board of Directors/Trustees that:

         A. Describes any issues arising under their respective code of ethics since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of any such code and sanctions imposed in response to the material violations; and

         B. Certifies that each of the Investment Company, Brown Brothers Harriman & Co. or 59 Wall Street Distributors, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

VII.     SANCTIONS

         A.    Sanctions for Violations by Access Persons (except
               Disinterested Directors/Trustees)

               If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Directors/Trustees and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors/Trustees.

         B.    Sanctions for Violations by Disinterested Directors/Trustees

               If the Review Officer determines that any Disinterested Director/Trustee has violated this Code, he or she shall so advise the President of the Investment Companies and also a committee consisting of the Disinterested Directors/Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the appropriate Investment Company and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Directors/Trustees of the Investment Companies, which shall impose such sanctions as it deems appropriate.

         C. If the review officer designated under the code of ethics of Brown Brothers Harriman & Co., or the review officer designated under the code of ethics of 59 Wall Street Distributors, determines that any individual has violated that code of ethics in a material way related to Covered Securities held or to be acquired by an Investment Company, he or she shall so advise the Board of Directors/Trustees and shall provide a report, including the sanctions imposed for such violation.


VIII.    MISCELLANEOUS

         A.    Access Persons

               The Review Officer of the Investment Companies will identify all Access Persons who are under a duty to make reports to the Investment Companies and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

         B.    Records

               Brown Brothers Harriman Trust Company and/or Brown Brothers Harriman & Co. or its delegate shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange
               Commission:

               (i) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

               (ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

               (iii) A copy of each report  made  pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(iv) A record of all persons who are required, or within the past five years have been required, to make or review reports pursuant to this Code shall be maintained in an easily accessible place; and

(v) The record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in Initial Public Offerings or Limited Offerings, shall be maintained for at least five years.

         C.    Confidentiality

               All reports of transactions in Covered Securities and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

         D.    Interpretation of Provisions

               The Board of Directors/Trustees of each Investment Company may from time to time adopt such interpretations of this Code as it deems appropriate.

                            THE 59 WALL STREET TRUST
                          THE 59 WALL STREET FUND, INC.
                           U.S. MONEY MARKET PORTFOLIO
                              U.S. EQUITY PORTFOLIO
                         INTERNATIONAL EQUITY PORTFOLIO
                            EUROPEAN EQUITY PORTFOLIO
                         PACIFIC BASIN EQUITY PORTFOLIO
                     INFLATION-INDEXED SECURITIES PORTFOLIO
                        HIGH YIELD FIXED INCOME PORTFOLIO
                       BROAD MARKET FIXED INCOME PORTFOLIO
                             GLOBAL EQUITY PORTFOLIO
   (each an "Investment Company" and collectively, the "Investment Companies")

                          QUARTERLY TRANSACTION REPORT

To:                                                 , Review Officer

From:
                            (Your Name)

         This Transaction Report is submitted pursuant to Section IV. of the Code of Ethics, of the Investment Companies and supplies information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Investment Company) for the calendar quarter ended
                    .

         Unless the context otherwise requires, all terms used in this Report shall have the same meaning as set forth in said Code of Ethics. For purposes of this Report, beneficial ownership shall be interpreted subject to the provisions of the Code and Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

                                 Nature of
                                 Transaction
                                 (Whether                                            Name of the
                                 Purchase,           Principal                       Broker, Dealer
                                 Sale, or            Amount of       Price at        Or Bank with
                                 Other Type of       Securities      Which the       Whom the          Nature of
Name of  Title of    Date of     Disposition         Acquired or     Transaction     Transaction       Ownership
Fund     Securities  Transaction or Acquisition      Disposed of     Was Effected    Was Effected      of Securities*







Name of Covered Securities Account Established in Last Quarter         Date Account was Established




         I HEREBY  CERTIFY  THAT I (1) HAVE READ AND  UNDERSTAND  THE CODE,  (2)
RECOGNIZE  THAT I AM  SUBJECT TO THE CODE,  (3) HAVE  DISCLOSED  ALL  SECURITIES
HOLDINGS AS  REQUIRED,  AND (4)  CERTIFY  THAT TO THE BEST OF MY  KNOWLEDGE  THE
INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


Dated:
                            Signature

* If appropriate, you may disclaim beneficial ownership of any security listed in this Report.

                                ACCESS PERSONS OF

                            THE 59 WALL STREET TRUST
                          THE 59 WALL STREET FUND, INC.
                           U.S. MONEY MARKET PORTFOLIO
                              U.S. EQUITY PORTFOLIO
                         INTERNATIONAL EQUITY PORTFOLIO
                            EUROPEAN EQUITY PORTFOLIO
                         PACIFIC BASIN EQUITY PORTFOLIO
                     INFLATION-INDEXED SECURITIES PORTFOLIO
                        HIGH YIELD FIXED INCOME PORTFOLIO
                       BROAD MARKET FIXED INCOME PORTFOLIO
                             GLOBAL EQUITY PORTFOLIO


  ----------------------------------------------------------------------------

                                 Eugene P. Beard
                                Richard Carpenter
                                 Clifford Clark
                                David P. Feldman
                                 J. Angus Ivory
                                  Alan G. Lowy
                             Arthur D. Miltenberger
                                David M. Seitzman
                             Joseph V. Shields, Jr.


As of March 1, 2000













WS5909.doc